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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement on Form S-1 of Ellora Energy Inc. of our report dated March 3, 2006 relating to our audits of the financial statements of Ellora Energy Inc. and affiliated entities as of December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005, our report dated October 2, 2006 relating to our audits of the statements of income, members' equity and cash flows of Presco Western, LLC for the years ended December 31, 2004 and 2003, and our report dated October 6, 2006 relating to our audit of the statement of revenue and direct operating expenses of the Shelby County acquisition properties for the year ended December 31, 2004, all reports appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ HEIN & ASSOCIATES LLP

HEIN & ASSOCIATES LLP

Denver, Colorado
November 1, 2006

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  Exhibit 23.1